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                     CABLE CAR BEVERAGE CORPORATION
                       717 17th Street, Suite 1475
                         Denver, Colorado 80202





                                                     June 24, 1997

      Stewart's Restaurants, Inc.
      114 West Atlantic Avenue
      Clementon, New Jersey 08021


      Gentlemen:

           Reference is made to the Agreement dated December 1, 1993, as amended (as so amended the "Prior Fountain Agreement") between us and you. This letter agreement confirms the amendments and modifications to the Prior Fountain Agreement that we have agreed to. Except as amended by this letter agreement, the Prior Fountain Agreement shall continue in full force and effect. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Prior Fountain Agreement. To the extent there is any inconsistency between the terms of this letter agreement and the Prior Fountain Agreement, the terms of this letter agreement shall govern.

           Accordingly, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

           1.   Grant of License; Territory.

                (a) Owner hereby grants to Licensee a perpetual exclusive license to manufacture, distribute and sell, and to license others to manufacture, distribute and sell post mix syrups and pre mix beverages throughout the world, except that Owner shall retain only the right to sell post mix syrups and pre mix beverages to any of Owner's company-owned, licensed or franchised STEWART'S Restaurants, Drive-Ins or mobile food and beverage concession trailers, in each case where the STEWART'S brand is the primary brand associated with such location. Licensee agrees to respect the geographic limitations on sales of STEWART'S products by Owner or third parties to the extent that such limitations are set forth in writing in an agreement existing on the date hereof with Owner's licensees or franchisees.
                     Owner represents that in no circumstance, other than with respect to a licensee in Huntington, West Virginia,


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                     is the geographic limitation contained in any such
                     agreement in excess of 5 miles. To the extent permitted by applicable law, Owner agrees not to enter into or renew any license, franchise or similar agreement which contains any geographic limitation on the right of Licensee to sell any product under the STEWART'S trademark.


                (b) Owner agrees to assign the Licensee all of its rights under and with respect to its agreements with Somerset Syrup, of Edison, New Jersey, General Carbonator, of Philadelphia, Pennsylvania, Doug's Classic 57, in Alliance, Ohio ("Doug's") and Arlene's Dog n' Suds, in Elyria, Ohio ("Arlene's"); provided that Licensee shall enter into a sublicense agreement with Owner pursuant to which Owner may continue to sell STEWART'S products to Doug's and Arlene's.

         2.    Quality Control.

                (a) Licensee and Owner shall comply with standards of quality comparable to that maintained by Licensee in selling and distributing STEWART'S soft drinks (which term, for all purposes of this letter agreement and the Prior Fountain Agreement, shall mean all non-carbonated and carbonated nonalcoholic beverages, in post mix syrup and pre mix beverage form).

                (b) Commencing January 1, 1998, Licensee may purchase soft drink concentrates or syrups for making STEWART'S post mix syrup and premix beverages from any supplier without the approval of Owner; provided, however that any concentrates or syrups purchased shall comply with the quality standards set forth in clause (a) above. Licensee will submit to the Owner such samples and analyses as Owner may from time to time reasonably request in connection with STEWART'S soft drinks, it being understood however, that the Owner may object to any such sample or analysis only if it does not comply with the quality standards set forth in clause (a) above. Licensee shall be permitted to deal directly with and make payment to, any of such suppliers.

                (c) Licensee agrees to comply in all material respects with all applicable requirements of laws and regulations.

                (d) Licensee agrees to use commercially reasonable effects to require sublicensees to maintain uniform quality and control over soft drinks made and offered for sale under the STEWART'S trademark.

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           (e)  Each party agrees to indemnify and hold the other party harmless from any and all claims, suits, loss or damage (including reasonable attorneys' fees and expenses) arising out of or relating to any products produced, distributed or sold by such party in accordance with the terms of this letter agreement and the Prior Fountain Agreement.

         3. Labelling and Advertising. Licensee agrees that all labels, containers, advertising and other promotional material of Licensee bearing the STEWART'S mark shall be in good taste and of good quality. Owner shall not have approval rights with respect to any labels, containers, advertising or other promotional matter of Licensee and its sublicensees. Licensee agrees to provide to Owner, on or about July 1 of each year, commencing July 1, 1998, samples of all labels then used on Licensee's STEWART'S products.

         4. Sublicensees. The Licensee shall be permitted to use any form of sublicensing agreement with sublicensees that is not inconsistent with the Prior Fountain Agreement, as amended hereby.

         5.    Royalties.

           (a) Licensee shall pay the royalties set forth in the Prior Fountain Agreement on a monthly basis within 20 days after the month for which such royalties apply and shall be accompanied by documentation setting forth the calculation of such royalties. Within 120 days of the end of each fiscal year, the Licensee shall deliver to the Owner a certification from a "Big-Six" accounting firm certifying the amount of royalties due to the Owner with respect to such fiscal year.

           (b) The annual minimum royalties to be paid by Licensee to Owner under the Prior Fountain Agreement, as amended hereby, shall be (i) $20,000 for each of calendar years 1998 and 1999, (ii) $40,000 for calendar year 2000, (iii) $60,000 for calendar year 2001, (iv) $80,000 for calendar year 2002 and (v) $100,000 for calendar year 2003 and thereafter. Such minimum royalties shall be paid in advance, on or prior to January 31 of each year, and shall be credited against actual royalties due and payable by Licensee to Owner under the Prior Fountain Agreement.

         6. Notice of Infringement. Owner agrees to notify Licensee in writing of any suspected infringement of the STEWART'S mark and/or of any claim made against it or adverse to or conflicting with the ownership of the STEWART'S mark by the Owner. Each party agrees that it will not intentionally do anything harmful to the reputation of the STEWART'S mark or to the other party's interest therein.

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         7.    Registration.

           (a) The Owner agrees that it will take whatever action may be required by law to secure and maintain its federal registration or registrations in the United States of STEWART'S for soft drinks (including with respect to soft drinks in post mix syrup and pre mix beverage form) including the timely filing of applications for registration and acquisition of any renewals or extension thereof. Owner hereby appoints Licensee its attorney and agent-in-fact, and if the Owner fails to so act, Licensee may act on Owner's behalf to maintain said registrations at Owner's expense, provided that Licensee first makes written demand upon the Owner to so act and the Owner fails to act within twenty (20) days of its receipt of the demand.

           (b) The Owner agrees to take whatever action may be requested by Licensee to register and maintain the mark STEWART'S for soft drinks (including with respect to soft drinks in post mix syrup and pre mix beverage form) in countries outside of the United States, including the timely filing of applications for registration and acquisition of any renewals or extensions thereof. The filing and prosecution of such applications shall be the responsibility of Owner, who shall be promptly reimbursed for all reasonable expenses, including attorney's fees, in connection therewith by the Licensee.
                If it fails to so act, Licensee may act as an agent on Owner's behalf to maintain said registrations at Owner's expense, provided that Licensee first makes written demand upon the Owner to so act and the Owner fails to act within twenty (20) days of its receipt of the demand; provided, further, that any costs incurred in connection with the registration of the STEWART'S trademark for soft drinks in any foreign jurisdiction shall be paid by Licensee, except that Licensee may credit any such amount paid by it against royalties owed by Licensee to Owner with respect to sales by License in such jurisdiction. The Owner's obligations under this paragraph shall cease upon the transfer of the foreign rights to the Licensee pursuant to paragraph 17(b) of the Agreement dated July 11, 1989, as amended, between the parties hereto.

         8. Infringement. The Owner and Licensee jointly or singly may police the mark STEWART'S including the institution of proceedings in the appropriate tribunals to prevent trademark infringement, unauthorized use of the mark, colorable imitations, unfair competition and/or the registration by others of confusingly similar marks, except that the Licensee shall not take any such action without first advising Owner in writing of such intention to act and giving Owner the first option to so act. Owner shall notify Licensee within ten (10) business days after the date of receipt of such notice from Licensee of Owner's decision to institute any proceeding or other action

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under this paragraph.  If Owner fails to notify Licensee of its decision within ten (10) business days or elects to take no action, Licensee shall be free to take any action it deems appropriate to protect its interest under this agreement. Where such action is instituted by either party, the other party agrees to furnish such assistance as may reasonably be requested including becoming a party to the action. The cost of all policing of the mark shal be borne equally by the parties if the policing relates to a third party use of a mark in connection with soft drinks; provided that the cost borne by Owner pursuant to this sentence during any calendar year shall not exceed the royalties paid by Licensee to Owner with respect to such calendar year; provided, further, that the cost borne by Owner pursuant to this sentence in any calendar year with respect to all unsuccessful actions which were brought by Licensee after Owner elected not to bring such actions shall not exceed 25% of the royalties paid by Licensee to Owner with respect to such calendar year. The cost of any action (other than with respect to soft drinks) under this paragraph shall be borne by the party instituting such action. In the event that a monetary recovery is awarded in any action brought pursuant to this paragraph, such recovery shall first be used to reimburse each party (prorata) for any expenses that it incurred as a result of such action, thereafter each party shall be entitled to receive any damages that are expressly awarded to such party by the court (pro rata based on the relative amounts of such awards) and thereafter, any remaining amounts shall be paid to the party that brought such action.

         9. Ownership. The Licensee shall own all formulae, rights to packaging and other rights with respect to STEWART'S soft drinks in post mix syrup and pre mix beverage form (other than ownership of the STEWART'S trademark in the United States). Owner shall at Licensee's cost, assign whatever rights it has to such formulae, packaging and other rights (other than ownership of the STEWART'S trademark in the United States) with respect to such products. Owner agrees that, if Licensee shall change any formula for any soft drink sold under the STEWART'S trademark in post mix syrup or pre mix beverage form, Owner shall change the formula that it uses for its corresponding product so as to be substantially identical to Licensee's formula so long as such change is being made by Licensee in its reasonable business judgement (i) in order to enhance the quality or flavor of such soft drink, (ii) if any formula ingredient becomes unavailable (by governmental regulation or otherwise) or (iii) if the relative cost of any formula ingredient becomes commercially unreasonable for use. Licensee agrees in any such case to use commercially reasonable efforts to maintain the quality of any such product.

         10. Term. The Prior Fountain Agreement, as amended hereby, shall be perpetual unless sooner terminated as provided in the Prior Fountain Agreement, as amended hereby.

         11.    Termination.

           (a) In the case of a material violation by either party of any one or more of the material terms of this agreement and the failure of the violating party to correct such violation within forty-five (45) days following the receipt of

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                written notice of violation from the other party, such other party shall be entitled to terminate this letter agreement and the Prior Fountain Agreement on forty-five (45) days prior written notice; provided, however, that if any such breach is curable by Licensee, then for so long as Licensee is attempting in good faith to cure such breach, the Owner may not terminate this letter agreement or the Prior Fountain Agreement.

           (b) Notwithstanding anything to the contrary, the Prior Fountain Agreement may be cancelled immediately by the Owner in the event of Licensee's failure to prepare the soft drinks identified by trademark STEWART'S in substantial conformity with the quality standards being met by Licensee as of the date hereof. Such cancellation shall be effective on the date written notice thereof is received by the Licensee; provided, however, that if any of the foregoing violations are the result of a mistake or oversight not involving any bad faith or willful misconduct or adulteration or substitution on the part of the Licensee, itself, then cancellation shall only be effective in the event that Licensee fails to correct such violation within ninety (90) days following receipt of written notice of violation (which shall include full details of such violation) from the Owner; provided, further, that if any of the foregoing violations are the result of a default by a sublicensee, the Owner's sole remedy shall be to have the right to require Licensee to terminate its sublicense with such sublicensee, except that if Licensee shall fail, within sixty (60) days of the date Owner makes such request, to take reasonable steps to pursue the termination of such sublicense, then Owner shall have the right to terminate this letter agreement and the Prior Fountain Agreement.

         12. Arbitration. All disputes under this letter agreement or the Prior Fountain Agreement shall be resolved through binding arbitration in Philadelphia, Pennsylvania under the commercial rules and regulations of the American Arbitration Association. In any such dispute, the arbitrators shall have the right in their discretion to award attorneys fees, costs and damages.

         13. Expenses. Licensee shall pay Owner within 10 days of the date hereof the sum of $2,500 to compensate Owner for legal and other expenses incurred in connection with this letter agreement.

         14. Notices. Any notice given by either party hereunder shall be deemed to have been properly given if sent by telecopy (provided that receipt is acknowledged), registered or certified mail (return receipt requested) or by reputable overnight courier to the address of the party set forth below:

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        If to Owner, to:

           Stewart's Restaurants, Inc.
           114 West Atlantic Avenue
           Clementon, NJ 08021
           Attn:  President
           Telecopy:  (609) 783-7616

        If to Licensee, to:

           Cable Car Beverage Corporation
           717 17th Street
           Denver, Colorado 80202
           Attn:  President
           Telecopy:  (303) 298-1150

        With a copy to:

           Triarc Companies, Inc.
           280 Park Avenue
           New York, NY 10017
           Attn:  General Counsel
           Telecopy:  (212) 451-3216

           Each party shall promptly advise the other in writing in the manner provided above whenever its address for notices hereunder shall change.

         15. Assignment. This letter agreement shall be binding on the successors and permitted assigns of the Licensee. This letter agreement may not be assigned by Licensee (other than to an affiliate thereof) without the prior written consent of the Owner, which consent shall not be unreasonably withheld or delayed. Owner's right to assign its rights under this letter agreement or under the Prior Fountain Agreement shall be subject to the terms of the Agreement dated July 11, 1989, as amended, between us and you. Owner hereby acknowledges and consents to the acquisition (including through a merger where the Licensee is the surviving corporation) of all of the outstanding capital stock of Licensee by Triarc Companies, Inc. or its affiliates.

         16. Governing Law. This letter agreement shall be governed by the law of the State of New Jersey.

         17. Amendment. This letter agreement may not be amended or otherwise modified, and no provision hereof may be waived, except in writing signed by each of the parties hereto.

         18. Effectiveness. This letter agreement shall be effective upon execution by each of the parties hereto. This letter agreement shall supersede all prior agreements between the parties hereto with respect to the subject matter hereof (including, without limitation, the Prior Fountain

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Agreement to the extent amended hereby).  This letter agreement is the legal, valid and binding obligation of each of the parties hereto. The parties hereto intend to execute and deliver a definitive new Fountain Agreement embodying the terms of this letter agreement, but until such time as it is executed and delivered, this letter agreement shall be deemed the legal, valid and binding obligation of each of the parties hereto. In consideration for the execution, delivery and performance of this letter agreement, Licensee agrees promptly to issue to Owner 140,000 shares of common stock of Licensee.

         19. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that a telecopied signature shall be deemed an original and shall be sufficient to evidence execution and delivery of this letter agreement by the applicable party.


           IN WITNESS WHEREOF, this letter agreement has been duly executed as of the day, month, and year first above written.

                                           STEWART'S RESTAURANTS, INC.


BY(Signature)                              /s/Michael W. Fessler
(Title)                                    President


                                           CABLE CAR BEVERAGE CORPORATION


BY(Signature)                              /s/Samuel M. Simpson
(Title)                                    President










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